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                                                                 EXHIBIT 21.1


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                       SUBSIDIARIES OF MAGNA GROUP, INC.

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SUBSIDIARY                                       JURISDICTION OF ORGANIZATION
----------                                       ----------------------------
Landmark Bancshares Corporation                  Missouri

Magna Bank, National Association                 United States of America

Magna Data Services, Inc.                        Illinois

Carboro Ltd.                                     Turks & Caicos Islands

Landmark Acquisition Corporation                 Missouri

Landmark TCI Ltd.                                Turks & Caicos Islands

Magna Trust Company                              Illinois

MGI Group, Inc.                                  Missouri

Magna Investments, Inc.                          Missouri

Magna Insurance Agency, Inc.                     Missouri

InBank Group, Inc.                               Missouri

InBank Investments, Inc.                         Missouri

InBank Insurance Agency, Inc.                    Missouri

Brentco, Inc.                                    Missouri

Quatre Corp.                                     Missouri

REDC, Inc.                                       Missouri

Mega Insurance Agency, Inc.                      Missouri

HBC Acquisition Sub, Inc.                        Iowa
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    One hundred percent of the capital stock of each of the above listed subsidiaries is owned directly by Magna Group, Inc. or indirectly through wholly-owned subsidiaries of Magna Group, Inc.